                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 SHOLODGE, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:


                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:


                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:


                  --------------------------------------------------------------

         5)       Total fee paid:


                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:


                  --------------------------------------------------------------

         3)       Filing Party:


                  --------------------------------------------------------------

         4)       Date Filed:


                  --------------------------------------------------------------

[SHOLODGE, INC. LOGO]




Dear Shareholder:

        It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Friday, May 24, 2002 at its corporate headquarters at 130 Maple Drive North, Hendersonville, Tennessee.

        You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect two directors, Helen L. Moskovitz and Richard L. Johnson, for terms of three years. Ms. Moskovitz has been a director of the Company since 1995. Mr. Johnson is an executive vice president and has been a director of the Company since 1984. The Board of Directors recommends that you vote for the two nominees.

        We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

        I look forward to seeing you on May 24, 2002.

                                            Sincerely,

                                            /s/ Leon Moore

                                            LEON MOORE
                                            President and Chief
                                            Executive Officer



SHOLODGE, INC.
130 Maple Drive North
Hendersonville, Tennessee 37075
(615) 264-8000
Fax (615) 264-3497

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2002

                                 ---------------

        Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ShoLodge, Inc. (the "Company") will be held at 9:00 a.m. Central Daylight Time on Friday, May 24, 2002, at the corporate headquarters at 130 Maple Drive North, Hendersonville, Tennessee, for the following purposes:

        (1) To elect two Class II directors, to hold office for a term of three years and until a successor is elected and qualified; and

        (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

        Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                       By the Order of the Board of Directors


                                       /s/ Bob Marlowe


                                       BOB MARLOWE, Secretary

Hendersonville, Tennessee
April 24, 2002

        YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075
                                 (615) 264-8000



                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

        The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 24, 2002, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 24, 2002.

        The purposes of the Annual Meeting are to elect two Class II directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

        A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

        The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

        The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company's regularly retained investor relations firm, Corporate Communications, Incorporated, may also be called upon to solicit proxies by telephone and mail.

                        VOTING SECURITIES AND PROCEDURES

        The Board of Directors has fixed the close of business on April 15, 2002 as the record date for the Annual Meeting. Only record holders of the Company's stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 5,118,778 shares of common stock, no par value, (the "Common Stock") held of record by approximately 48 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

        The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the directors' election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter's approval.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

        The following table sets forth certain information as of April 1, 2002 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock and the Company's directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

============================================================================================
                                                              COMMON STOCK
--------------------------------------------------------------------------------------------
                                                  NUMBER OF SHARES
                                                    BENEFICIALLY    PERCENT OF OUTSTANDING
             NAME OF OWNER                            OWNED(1)               SHARES
--------------------------------------------------------------------------------------------
Leon Moore                                            2,829,999               55.3%
     130 Maple Drive, North
     Hendersonville, Tennessee 37075
--------------------------------------------------------------------------------------------

Heartland Advisors, Inc.(2)                             585,500               11.4
       790 North Milwaukee Street
        Milwaukee, WI 53202
--------------------------------------------------------------------------------------------

Dimensional Fund Advisors, Inc.(3)                      329,900                6.4
        1299 Ocean Avenue
        Santa Monica, CA 90401
--------------------------------------------------------------------------------------------

FMR Corporation(4)                                      401,200                7.8
     82 Devonshire Street
     Boston, MA   02109-3614
--------------------------------------------------------------------------------------------

Earl H. Sadler                                          216,200                4.2
--------------------------------------------------------------------------------------------

Bob Marlowe(5)                                          101,833                2.0
--------------------------------------------------------------------------------------------

James M. Grout(6)                                        74,100                1.4
--------------------------------------------------------------------------------------------

Richard L. Johnson                                       25,000                0.5
--------------------------------------------------------------------------------------------

Helen L. Moskovitz(7)                                    10,332                0.2
--------------------------------------------------------------------------------------------

David M. Resha(8)                                         1,500                0.0
--------------------------------------------------------------------------------------------

All executive officers and directors as a             3,258,964               62.0%
group (7 persons) (5)(6)(7)(8)(9)
============================================================================================

(1) Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or commission privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) As of December 31, 2001, based upon a Schedule 13G provided to the Company by Heartland Advisors which has acquired the shares for investment purposes for certain of their advisory clients. Includes 55,500 shares as to which the reporting person had sole voting power and 585,500 shares as to which the reporting person had sole dispositive power.

(3) As of December 31, 2001, based upon a Schedule 13G provided to the Company by Dimensional Fund Advisors, Inc. on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes 329,900 shares as to which the reporting person had sole voting power and 329,900 shares as to which the reporting person had sole dispositive power.

(4) As of December 31, 2001, based upon Schedule 13G provided to the Company by FMR Corporation which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 401,200 shares as to which the reporting person had sole dispositive power.

(5) Includes 65,833 shares as to which Mr. Marlowe held presently exercisable options at April 1, 2002 out of a total of 65,833 shares covered by options granted to Mr. Marlowe under the Company's 1991 Stock Option Plan.

(6) Includes 70,000 shares as to which Mr. Grout held presently exercisable options at April 1, 2002 out of a total of 70,000 shares covered by options granted to Mr. Grout under the Company's 1991 Stock Option Plan.

(7) Includes 7,332 shares owned by Mrs. Moskovitz's husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

(8) Includes 100 shares owned by Mr. Resha's wife, as to which Mr. Resha disclaims beneficial ownership.



                              ELECTION OF DIRECTORS

     Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The terms of the Class II directors expire at this Annual Meeting, while the terms of the Class III directors expire at the next annual meeting and the terms of the Class I directors expire at the annual meeting of shareholders in the following year. Helen L. Moskovitz and Richard L. Johnson currently serve as the Class II directors. They have been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2005.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as a director of the Class II nominees. They have consented to be candidates and to serve, if elected. While the Board has no reason to believe that any of the nominees will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the current directors and executive officers of the Company, including the nominees, which information has been furnished to the Company by the individuals named.

                                                   Position (Expiration of Term as      Year First Elected
                Name                      Age                 Director)                       Director
                ----                      ---                 ---------                       --------
Leon Moore(1).......................       61    President, Chief Executive Officer,            1976
                                                 Director (2003)

Richard L. Johnson..................       61    Executive Vice President, Director             1984
                                                 (2002)

Bob Marlowe.........................       63    Chief Financial Officer, Secretary             1984
                                                 and Treasurer, Director (2004)

Earl H. Sadler(1)(2)(3).............       79    Director (2004)                                1992

Helen L. Moskovitz(1)(2)(3) ........       65    Director (2002)                                1995

David M. Resha(1)(2)(3).............       55    Director (2003)                                2000

James M. Grout......................       57    Executive Vice President                       N/A

(1)  Executive Committee member.
(2)  Audit Committee member.
(3)  Compensation Committee member.


The following is a brief summary of the business experience of each of the current directors and executive officers of the Company, including the nominees.

        LEON MOORE founded the Company in 1976 and has served as its President and Chief Executive Officer and a director since that time. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of Community Financial Group, Inc.

        RICHARD L. JOHNSON has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group-- Municipal Finance Section with J.C. Bradford & Co.

        BOB MARLOWE has been Chief Financial Officer, Secretary and Treasurer since April 1999 and a director of the Company since 1984. From October 1998 to April 1999 he served as Chief Accounting Officer, Secretary and Treasurer. From 1984 to November 1995 and from April 1, 1998 until October 1998 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant.

        EARL H. SADLER has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company's Board of Directors in 1992, and is a member of the Audit Committee, Compensation Committee, and Executive Committee.

        HELEN L. MOSKOVITZ has been the President of Helen L. Moskovitz & Associates, Inc., a destination management company, since 1979. Mrs. Moskovitz joined the Company's Board of Directors in 1995. Ms. Moskovitz is Chairman of the Compensation Committee and a member of the Audit Committee and Executive Committee.

        DAVID M. RESHA has been self-employed as a financial consultant since July 2001. From 1995 to July 2001 he served as Chief Operating Officer of Finova Mezzanine Capital, Inc., formerly known as Sirrom Capital Corporation. Prior to 1995, Mr. Resha was Senior Vice President of First Union Bank of Tennessee, where he managed the bank's Middle Market and Corporate Group. He is also a member of the Board of Advisors of Empirical Capital Partners, L.P., a hedge fund, and is a director of Community Financial Group, Inc. Mr. Resha joined the Company's Board of Directors in December of 2000, and is Chairman of the Audit Committee and a member of the Compensation Committee and Executive Committee.

        JAMES M. GROUT was elected Executive Vice President of the Company on April 27, 1995. From March 13, 1995 until April 27, 1995, Mr. Grout was employed by the Company as director of development. He was employed by Shoney's, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney's Division from February 1994 until January 1995.

        The Company pays Mr. Sadler, Mrs. Moskovitz and Mr. Resha, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors' and committee meeting they attend. The Company also paid Mr. Resha $10,000 in 2001 for consulting services.

        The Board of Directors has an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and any internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met four times in the fiscal year ended December 30, 2001.

        The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. The Committee met once in the fiscal year ended December 30, 2001.

        The Board of Directors does not have a nominating committee.

        The Board of Directors held four meetings during the fiscal year ended December 30, 2001. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

                  The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer and the Company's three other executive officers who earned $100,000 or more for the Company's last three fiscal years (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                          Long Term
                                                                                          ---------
                                                         Annual Compensation         Compensation Awards
                                                       -------------------------     -------------------

   Name and Principal Position             Year        Salary ($)      Bonus ($)          Options (#)
   ---------------------------             ----        ----------      ---------          -----------
Leon Moore,                                2001         $500,000       $200,000                 0
President, Chief Executive Officer         2000          500,000              0                 0
                                           1999          377,205        225,000                 0

Richard L. Johnson,                        2001         $130,000              0                 0
Executive Vice President                   2000          130,000              0                 0
                                           1999          130,000              0                 0

Bob Marlowe,                               2001         $160,000        $35,000                 0
Secretary, Treasurer and                   2000          160,000              0                 0
Chief Financial Officer                    1999          123,617         75,000                 0

James M. Grout,                            2001         $155,000        $25,000                 0
Executive Vice President                   2000          155,000              0                 0
                                           1999          136,809         40,000                 0


      No options or stock appreciation rights were granted in fiscal 2001.

        The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 30, 2001 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 30, 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                                             Value of
                                                                         Number of          Unexercised
                                                                        Unexercised         In-the-Money
                                              Shares                  Options Held at        Options at
                                             Acquired      Value     December 30, 2001  December 30, 2001(1)
                                           on Exercise    Realized     (Exercisable/        (Exercisable/
                   Name                        (#)          ($)        Unexercisable)       Unexercisable)
                   ----                    -----------    --------     --------------       --------------

            Leon Moore                          0            0               0/                  $0/
                                                                             0                   $0

            Richard L. Johnson                  0            0            25,000/             $48,750/
                                                                             0                    0

            Bob Marlowe                         0            0            85,833/            $167,374/
                                                                           5,000               $9,750

            James M. Grout                      0            0            65,000/            $126,750/
                                                                           5,000               $9,750


        (1) Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 28, 2001 ($5.70).

KEY EMPLOYEE SUPPLEMENTAL INCOME PLAN

        Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 2001, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

        The Company's Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company's initial public offering of its Common Stock in February 1992. During the fiscal year ended December 30, 2001, the Committee met one time. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company's 1991 Stock Option Plan.

        The Committee maintains the philosophy that the compensation of the Company's executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company's executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased significantly during the last three fiscal years.

        Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the Company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria. As of the date of this proxy statement, the Committee has not met to consider performance bonuses, if any, to be awarded in 2002.

        The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. Approximately 58% of the Company's Common Stock is beneficially owned by the executive officers.

        Chief Executive Officer's Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company's President and Chief Executive Officer since inception. Mr. Moore's compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore's compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore was paid a performance bonus of $225,000 in fiscal 1999 and $200,000 in 2001. In September 1998 the Committee repriced Mr. Moore's options to $3.75, the market price of the Company's outstanding common stock at that time. No additional options were granted to Mr. Moore in 1998 through 2001. While the amount of the stock options repriced were not based on objective factors, the Committee believes that Mr. Moore's incentive compensation package for 2001 rewarded Mr. Moore for his leadership during fiscal 2001 and properly aligns Mr. Moore's compensation with the interests of the Company's shareholders.

        Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company's 1991 Stock Option Plan may not be deductible under Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

April 18, 2002                         Compensation Committee:
                                            Helen M. Moskovitz, Chair
                                            Earl H. Sadler
                                            David M. Resha

AUDIT COMMITTEE REPORT

To the Board of Directors

        The Audit Committee is composed of three directors, all of whom are "independent," as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the board of directors. The members of the Audit Committee are David
M. Resha (Chair), Helen M. Moskovitz and Earl H. Sadler. The Audit Committee recommends to the board of directors the selection of the Company's independent accountants.

        Management is responsible for the Company's internal accounting controls and internal financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements each year in accordance with generally accepted auditing standards and to issue a report on such statements. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Company's Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the Company's independent accountants that firm's independence.

        Based on the Audit Committee's review and discussion with management and the Company's independent accountants and the Audit Committee's review of the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 30, 2001 filed with the Securities and Exchange Commission.

        The Audit Committee has considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with the auditor's independence.

                                             AUDIT COMMITTEE

                                                David M. Resha (Chair)
                                                Helen M. Moskovitz
                                                Earl H. Sadler

2001 AUDITOR FEES

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 30, 2001 and reviews of the Company's financial statements included in the Company's Forms 10-Q for the year ended December 30, 2001 was $221,100.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Ernst & Young LLP for information technology services of the type described in Rule 2.01(c)(4)(ii) of Regulation S-X during the year ended December 30, 2001.

All Other Fees

                  The aggregate amount of fees billed for all other non-audit services, including fees for tax-related services, rendered by Ernst & Young LLP during the year ended December 30, 2001 was $42,740.

                                PERFORMANCE GRAPH

                  Commencing on February 12, 1992 (the first day during which the Company's Common Stock was publicly traded), the following graph demonstrates a 119 month comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on February 12, 1992 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.


---------------------------------------------------------------------------------------------------------------------------------
                          2/92     1992      1993      1994       1995      1996      1997      1998     1999      2000      2001
---------------------------------------------------------------------------------------------------------------------------------
  Sholodge, Inc.          100      136       201       235        113       152       189        74        59        55        68
  NASDAQ Stock
    Market U.S.
    Index                 100      104       117       117        170       210       248       358       643       398       322
  NASDAQ
    Non-Financial
    Index                 100       97       110       108        154       181       216       324       614       365       285


                              CERTAIN TRANSACTIONS

        During fiscal 2001 the Company purchased five vehicles from Northlake Auto Mall, Inc., a corporation owned by Leon Moore, the President and Chief Executive Officer and a director of the Company, for an aggregate purchase price of approximately $119,656.

        The Company purchases substantially all of its insurance, including directors and officers liability, general liability, employment practices liability, casualty, and automobile coverage, through Aon Risk Services, Inc. of Tennessee, an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

        All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company's independent auditors for the 2002 fiscal year. Representatives of Ernst & Young

LLP, the Company's independent auditors for the 2001 fiscal year, are expected to be present at the shareholder's meeting and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

        Shareholders intending to submit proposals pursuant to SEC Rule 14a-8 for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075. Proposals must be in writing and must be received by the Company prior to December 26, 2002. The deadline for submitting proposals outside the processes of Rule 14a-8 is March 11, 2003. All proposals should be sent to the Company by certified mail, return receipt requested.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 2001, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements.

                                 SHOLODGE, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT

  THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 9:00 A.M., CDT, ON MAY 24,
                                     2002.

    The undersigned hereby appoints Bob Marlowe and James M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the "Company") held of record by the undersigned on April 15, 2002, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 24, 2002, at the Company's corporate headquarters, 130 Maple Drive North, Hendersonville, Tennessee, and at any adjournment thereof.

(1) To elect the following nominees as the Class II directors to hold office for a term of three years and until their successors are elected and qualified.

    Helen L. Moskovitz

[ ]         FOR the nominee listed             [ ]         WITHHOLD AUTHORITY to
            above                                          vote for the nominee

    Richard L. Johnson

[ ]         FOR the nominee listed             [ ]         WITHHOLD AUTHORITY to
            above                                          vote for the nominee

(2) In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

    PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEE REFERRED TO IN PARAGRAPH (1).

    The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                    Date:                                , 2002.
                                         --------------------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

                                    (When signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If shareholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

    PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.